UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2025

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2025, Healthcare Triangle, Inc. (the “Company”) entered into Securities Purchase Agreements dated February 27, 2025 (the “Purchase Agreement”) with institutional investors (the “Investors”) for the private placement of 36,190,485 units (each a, “Unit”), each Unit consisting of one share of the Company’s common stock (“Common Stock”) or one pre-funded warrant (a “Pre-Funded Warrant”) to purchase one share of common stock, one Series A Warrant (a “Series A Warrant”) to purchase one share of common stock and one Series B Warrant (a “Series B Warrant” and together with the Series A Warrant, the “Purchase Warrants”) to purchase one share of common stock at an offering price of $0.42 per Unit (or $0.41999 per Unit in the case of Units that include pre-funded warrants). The Common Stock, the Pre-Funded Warrants and the Purchase Warrants included in the Units and the Common Stock underlying the Pre-Funded Warrants and the Purchase Warrants are collectively referred to herein as the “Securities” and the Securities, other than the Pre-Funded Warrants, and the Purchase Warrants shall be referred to herein as the “Registrable Securities.” The entire transaction has been priced at the market under Nasdaq rules and closed on February 28, 2025.

The initial exercise price for both the Series A Warrants and Series B Warrants is $0.84 per share and both terminate on the fifth anniversary of the later of (x) effective date of stockholder approval and (y) the earlier of (i) the effective date of the registration statement (the “Registration Statement”) filed by the Company to register the Registerable Securities or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 promulgated under the 1933 Act, as amended. The Purchase Warrants may not be exercised until stockholder approval of the exercise of the Purchase Warrants is effective (“Stockholder Approval”). The Company has agreed in the Purchase Agreement to obtain Stockholder Approval within 60 days of the closing date of the offering.

The Purchase Warrants contain a one-time reset of the exercise price (subject to a floor of $0.084 per share) to a price equal to the lowest Weighted Average Price (as defined in the Purchase Warrants) for the Common Stock during the period (the “Adjustment Period”) beginning two (2) trading days immediately prior to the effective date of the Registration Statement and on the tenth (10th) trading day after the effective date of the Registration Statement (the “Adjustment Period End Date”). If a reset of the exercise price of a Purchase Warrant occurs, the number of shares of Common Stock underlying such Purchase Warrant will also be increased on the trading day after the Adjustment Period End Date (the “Adjustment Date”), so that the reset exercise price multiplied by increased number of shares equal the aggregate proceeds that would have resulted from the full exercise of such Purchase Warrant immediately prior to the Adjustment Date.

If a holder of a Purchase Warrant requests to exercise a Purchase Warrant in whole or in part on any given date prior to an Adjustment Date at any time following Stockholder Approval, on which (1) all Registrable Securities have become and remained registered pursuant to an effective Registration Statement that is available for the resale of all Registrable Securities, provided, however, if less than all Registrable Securities have become registered for resale on the date that the Registration Statement is declared effective, such holder with respect to itself only, shall have the right in its sole and absolute discretion to deem such condition satisfied, including with regard only to the Registrable Securities that have been so registered, (2) such holder can sell all Registrable Securities pursuant to Rule 144 without restriction or limitation or (3) twelve (12) months immediately following the issuance of the Purchase Warrants (any such date, an “Exercise Date”), solely with respect to such portion of the Purchase Warrant being exercised on such applicable Exercise Date, (a) such applicable Exercise Date shall be deemed to mean the Adjustment Date, (b) such applicable Adjustment Period shall be deemed to have commenced on the applicable date set forth in clause (1), (2) or (3) hereof, as applicable and ended on the eleventh (11th) Trading Day thereafter and (c) the applicable Adjustment Price and Adjustment Share Amount for such exercised Warrants shall be calculated as stated in the previous paragraph.

The Purchase Warrants also contain anti-dilution protection (subject to the floor price of $0.084) against Dilutive Issuances (as defined in the Purchase Warrants), whereby the exercise price and the number of shares of Common Stock underlying the Purchase Warrants is subject to reset in the same manner as described above.

The exercise price (subject to the floor price of $0.084) and number of shares of Common Stock underlying the Purchase Warrants will also reset if there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the Company’s Common Stock (each, a “Share Combination Event”) and the lowest Weighted Average Price of the Common Stock during the period commencing on the trading day immediately following the applicable Share Combination Event and ending on the fifth (5th) trading day immediately following the applicable Share Combination Event Date is less than the Exercise Price then in effect in the same manner described above.

At any time after Stockholder Approval has occurred, the Series B Warrants may also be exercised on an alternative cashless basis pursuant to which the number of shares issuable upon such alternative cashless exercise of this Warrant shall equal the product of (i) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Series B Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (ii) 3.0.

Pursuant to the Purchase Agreement, the Company has agreed that until ninety (90) days after the effective date of the Registration Statement, neither the Company nor any of its subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement (as defined below) or, solely with respect to securities issued pursuant to any share or option plan duly adopted for such purpose by the Company’s board of directors or a committee of non-employee directors established for such purpose for services rendered to the Company, on Form S-8. However, the Company shall be permitted to issue up to 500,000 options to purchase shares pursuant to the Company’s equity incentive plan, subject to certain exceptions set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company has also agreed that until one hundred and eighty (180) days after the effective date of the registration statement, the Company and any of its subsidiaries shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction, subject to certain exception set forth in the Purchase Agreement.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any shares of Common Stock or Common Stock equivalents either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than in connection with customary anti-dilution adjustments resulting from future stock splits, stock dividends or similar transactions, or (ii) issues or sells any amortizing convertible security that amortizes prior to its maturity date, whereby it is required to or has the option to (or the investor in such security has the option to require the Company to) make such amortization payments in Common Stock (whether or not such payments in stock are subject to certain equity conditions) or (iii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby it may sell securities at a future determined price, regardless of whether shares of Common Stock pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled, provided that any issuance of Shares (1) issued in connection with the Securities Purchase Agreement dated December 28, 2023 between the Company and L1 Capital Global Opportunities Master Fund Ltd or any of the transaction documents related thereto (collectively, The “L1 Transaction Documents”) excluding any amendments or restatements of such L1 Transaction Documents or (2) upon the exercise of the Purchase Warrants will not be deemed a Variable Rate Transaction.

The Company has also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) dated February 28, 2025 with the Investors pursuant which they agreed to file the Registration Statement for all of the Registrable Securities within five (5) calendar days of filing its Annual Report on Form 10-K for fiscal year 2024 and has agreed that the Registration Statement shall be effective no later than 45 days after the filing of such 10-K (if the Securities and Exchange Commission (the “SEC”) has no comments on the Registration statement and no later than 75 days after the filing of such 10-K if the SEC does have comments. The Company has agreed to pay a daily penalty to the Investors equal to 0.1% of the subscription amount of the Unit offering for each day it fails to meet the deadlines described above.

The foregoing summary of the terms of each of the Purchase Agreement, Pre-Funded Warrant, Series A Warrant, Series B Warrant and Registration Rights Agreement and is subject to, and qualified in its entirety by reference to the full text of such agreements, a copies of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2024, the Company received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) dated March 20, 2024, notifying the Company that it was no longer in compliance with Nasdaq Rule 5550(b)(1), the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market (the “Minimum Equity Requirement”).

In response to the Notice, on March 22, 2024, the Company filed a Current Report on Form 8-K disclosing such non-compliance as required under Nasdaq and Securities and Exchange Commission rules.

On September 3, 2024, the Company received a delist determination letter from the Staff advising the Company that the Staff had determined that the Company did not meet the terms of the extension. Specifically, the Company did not complete its proposed transactions and was unable to evidence compliance with the Rule. As a result, unless the Company requests an appeal of the Staff’s determination, trading of the Company’s common stock will be suspended at the opening of business on September 12, 2024, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company appealed the delist determination and was granted extensions by the hearing panel on November 4, 2024 and on February 20, 2025 to regain compliance with the Minimum Equity Rule.

On February 28, 2025, the Company received net proceeds of $13.68 million from its $15.2 million private placement of units consisting of common stock or prefunded warrants and series A warrants and series B warrants (the “Private Offering”).

As of February 28, 2025, the Company believes it is in compliance with the Minimum Equity Requirement as a result of receiving approximately $13.68 million in net proceeds from the Private Offering, after considering anticipated net losses through February 28, 2025.

Nasdaq will continue to monitor the Company’s ongoing compliance with the Minimum Equity Requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Item 8.01. Other Events.

On February 27, 2025, the Company issued a press release (the “Press Release”) announcing the pricing of a Private Placement priced at the market under Nasdaq rules (the “Private Placement”) and on February 28, 2025, the Company issued a press release that the Unit offering has closed.

Copies of the pricing Press Release, and the closing Press Release are attached as Exhibit 99.1 and Exhibit 99.2 to this Report, and are incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
4.3	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press Release, dated February 27, 2025.
99.2	Press Release, dated February 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Dated: February 28, 2025	By:	/s/ Thyagarajan Ramachandran
Thyagarajan Ramachandran
Chief Financial Officer

4